UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

______________________________

FORM 8-K

______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007
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PEREGRINE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)
____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2007, in response to new Nasdaq Stock Market LLC (“Nasdaq”) listing requirements that mandate that all Nasdaq-listed companies become eligible to participate in the “Direct Registration System” for their outstanding securities, the Board of Directors of Peregrine Pharmaceuticals, Inc. (the “Company”) adopted certain amendments to Article V of the Company’s Amended and Restated Bylaws (the “Bylaws”) to clarify that the Company’s outstanding securities may exist in either certificated or uncertificated form, and to make other revisions relating to that clarification.   The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The amendment to Article V also provides that each registered stockholder shall be entitled to a stock certificate upon written request to the transfer agent or registrar of the Company.

The Bylaws of the Company, reflecting the amendment to Article V, are filed as Exhibit 3.9 to this Current Report, and the amendment to Article V is incorporated herein by reference.

Item 9.01.               Financial Statements and Exhibits.

(d)   Exhibits

Exhibit
No.	Description

3.9	Amended and Restated Bylaws dated December 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: December 21, 2007	By:	/s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

3.9	Amended and Restated Bylaws dated December 21, 2007.